EXHIBIT 21
SCHEDULE OF SUBSIDIARIES

I.	Subsidiaries of CIRCOR International, Inc.:

1.	CIRCOR (Jersey) Ltd., a Jersey Company (83% ownership)

2.	CIRCOR Aerospace, Inc., a Delaware Corporation

3.	CIRCOR Energy Products, Inc., an Oklahoma Corporation

4.	CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company (44.55%)

5.	CIRCOR France SAS, a French Entity

6.	Leslie Controls, Inc., a Delaware Corporation

7.	Spence Engineering Company, Inc., a Delaware Corporation

8.	CIRCOR German Holdings Management GmbH, a German Closed Entity

1.	Downstream Holding, LLC, a Delaware Limited Liability Company

2.	CIRCOR Naval Solutions, LLC, a Delaware Limited Liability Company

3.	CIRCOR Precision Metering, LLC, a Delaware Limited Liability Company

4.	CIRCOR Pumps North America, LLC, a Delaware Limited Liability Company

5.	CIRCOR Holdings, Inc., a Delaware Corporation

6.	CIRCOR Dovianus Holdings B.V., a Netherlands Limited Liability Company

II.	Subsidiaries of CIRCOR Aerospace, Inc.:

1.	CIRCOR IP Holdings Co., a Delaware Corporation

2.	CIRCOR Instrumentation Technologies, Inc., a New York Corporation

3.	CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company (<1%)

III.	Subsidiaries of CIRCOR Instrumentation Technologies, Inc.:

1.	CIRCOR (Jersey) Ltd., a Jersey Company (17% ownership)

2.	Dopak Inc., a Texas Corporation

3.	CIRCOR Mexico, S.A. de C.V., a Mexico Entity (99%)

4.	CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Entity (99%)

IV.	Subsidiaries of CIRCOR Energy Products, Inc.:

1.	CIRCOR Luxembourg Holdings Sarl., a Luxembourg Limited Liability Company (approx. 45.34%)

2.	CIRCOR LLC, a Massachusetts Limited Liability Company

3.	CIRCOR Mexico, S.A. de C.V., a Mexico Entity (1%)

4.	CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Entity (1%)

5.	CIRCOR Pipeline Engineering, LLC, a Delaware Limited Limited Liability Company

V.	Subsidiaries of CIRCOR (Jersey), Ltd.:

1.	CIRCOR German Holdings, LLC, a Delaware Limited Liability Company

2.	CIRCOR Singapore Pte Ltd, a Singapore Private Limited Company

VI.	Subsidiaries of CIRCOR German Holdings, LLC:
1.    CIRCOR German Holdings GmbH & Co. KG, a German Private Company

VII.	Subsidiaries of CIRCOR German Holdings GmbH & Co. KG:

1.	Regeltechnik Kornwestheim GmbH, a German Entity

2.	SCHROEDAHL-ARAPP Spezialarmaturen GmbH & Co. KG, a German Entity

3.	Allweiler GmbH, a Germany Entity

4.	IMO AB, a Sweden Entity

VIII.	Subsidiaries of CIRCOR Luxembourg Holdings, Sarl.:

1.	CEP Holdings Sarl, a Luxembourg Limited Liability Company (6% ownership)

2.	CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Entity

3.	Howitzer Acquisition Limited, a United Kingdom Entity

4.	CIRCOR India Holdings BV, a Netherlands Entity

5.	CIRCOR Middle East FZE, a United Arab Emirates Entity

6.	CIRCOR do Brasil Particpaçöes LTDA, a Brazilian Entity (>99%)

7.	CIRCOR (Barbados) Holdings SARL, a Barbados Entity

IX.	Subsidiaries of CIRCOR Do Brasil Particpaçöes LTDA.:

1.	CIRCOR do Brasil Industria e Comercio LTDA, a wholly owned subsidiary of CIRCOR do Brasil Participacoes LTDA

X.	Subsidiaries of CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Company:

1.	CEP Holdings Sarl, a Luxembourg Limited Liability Entity (94% ownership)

2.	Imo Industries (Canada) Inc., a Canadian Entity

XI.	Subsidiaries of CEP Holdings, Sarl. :

1.	Pibiviesse Srl., an Italian Entity

2.	CIRCOR do Brasil Particpaçöes LTDA, a Brazilian Entity (1%)

XII.	Subsidiaries of Pibiviesse, Srl:

1.	Suzhou CIRCOR Valve Company, Ltd., a Chinese Foreign Owned Enterprise

XIII.	Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation:

1.	Hale Hamilton (Valves) Limited, a United Kingdom Entity

2.	Pipeline Engineering & Supply Co., Limited, a United Kingdom Entity

3.	TapcoEnpro UK Limited, a United Kingdom Entity

XIV.	Subsidiaries of CIRCOR India Holdings BV, a Netherlands Corporation:

1.	CIRCOR India LLC, a Delaware Limited Liability Company

2.	CIRCOR Flow Technologies India Private Ltd, an Indian Private Entity

XV.	Subsidiaries of CIRCOR France, a French Corporation

1.	CIRCOR Bodet SAS, a French Entity

2.	CIRCOR Maroc SARL A.U., a Moroccan Entity

3.	CIRCOR Industria SAS, a French Entity

XVI.	Subsidiaries of Downstream Holding, LLC, a Delaware Limited Liability Company:

1.	Downstream Aggregator, LLC, a Delaware Limited Liability Company

XVII.	Subsidiaries of Downstream Aggregator, LLC, a Delaware Limited Liability Company

1.	TapcoEnpro, LLC, a Delaware Limited Liability Company

2.	DeltaValve, LLC, a Delaware Limited Liability Company

3.	CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Entity (10.03%)

XVIII.	Subsidiaries of CIRCOR Holdings, Inc.:

1.	CIRCOR Netherlands Holdings B.V., a Netherlands Limited Liability Entity

XIX.	Subsidiaries of CIRCOR Dovianus Holdings B.V.

1.	Dovianus B.V., a Netherlands Limited Liability Entity

XX.	Subsidiaries of Dovianus B.V.:

1.	CIRCOR Malaysia Sdn. Bhd., a Malaysia Limited Entity

2.	Allweiler India Private Limited (formerly known as Tushaco Pumps Private Limited) (99.999%), an Indian Private Entity

3.	CIRCOR Netherlands II Holdings BV, a Netherlands Entity

4.	Colfax Fluid Handling Middle East Ltd., an England/Wales Entity

5.	CIRCOR Pump (Weihai) Company Ltd., a Chinese Foreign Owned Enterprise

XXI.	Subsidiaries of Allweiler GmbH

1.	Allweiler A/S, a Norway Entity

2.	Allweiler AlFarid Pumps Co. (28%), a United Arab Emirates Entity

3.	Allweiler Finland Oy AB, a Finland Entity

4.	CIRCOR Europe Finance Ltd, a England / Wales Entity

5.	CIRCOR Allweiler Imo SpA, a Italian Entity

6.	CIRCOR Imo Allweiler, a France Entity

7.	PD-Technik Ingenieurbüro GmbH, a German Entity

8.	Rapid Allweiler Pumps & Engineering Company (Pty) Ltd. (35%), a South African Private Entity

XXII.	Subsidiaries of CIRCOR Sub Holding, LLC

1.	CIRCOR Sub Ltd., a England / Wales Entity

2.	Portland Valve LLC, a Delaware Limited Liability Company

XXIII.	Subsidiaries of CIRCOR Netherlands II Holding BV:

1.	Houttuin BV, a Netherlands Entity

2.	SES-Rosscor Holding B.V., a Netherlands Entity (19.9%)

XXIV.	Subsidiaries of CIRCOR Naval Solutions, LLC

1.	CIRCOR Sub Holding, LLC, a Delaware Limited Liability Company